U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 9, 2005


                           Berkeley Technology Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                    0-21874
                            (Commission File Number)

   Jersey (Channel Islands) U.K.                       Not applicable
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
        of Incorporation)

                                  Minden House
                                 6 Minden Place
                                   St. Helier
                                     Jersey
                                 Channel Islands
                                    JE2 4WQ
                            Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)

                                       N/A
             (Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

The following information is furnished pursuant to this
Item 8.01(b)


FOR IMMEDIATE RELEASE                                         9 March 2005




                           BERKELEY TECHNOLOGY LIMITED
                           (London: BEK; OTCBB: BKLYY)


Berkeley Technology Limited ("the Company") yesterday was made aware of a complaint from SunGard Data Systems Inc. ("SunGard") which has been filed with the U.S. district court in Philadelphia, naming the Company and certain of its subsidiaries as parties. The complaint alleges that SunGard sustained losses in an amount equal to at least $7.2 million resulting from alleged breaches of representations and warranties contained in the sale and purchase agreement relating to the sale of the Company's advisory services business on June 5, 2003. After consultation with its legal advisors, the Company believes that this claim is without merit and the Company will defend this matter vigorously. The $1.0 million in cash due to be released to the Company on December 31, 2004 as part of the proceeds of sale, remains in escrow.